Exhibit 10.1

GenVec, Inc.

Amendment to
GenVec, Inc. 2002 Stock Incentive Plan

The GenVec, Inc. 2002 Stock Incentive Plan (the “Plan”) is hereby amended as follows:

1.	Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

Effective as of June 16, 2010 and subject to adjustment as provided in Section 9 hereof, the maximum number of Shares that may be issued under this Plan shall be increased to 16,700,000, (b) the maximum number of Shares with respect to which an Employee may be granted Awards under this Plan during a calendar year is 1,000,000 Shares, and (c) the maximum number of Shares that may be issued as Restricted Stock during a calendar year is 500,000 Shares.

2.	Except as amended above, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, GenVec, Inc. has executed this amendment to the Plan, as of this 16th day of June, 2010.

GENVEC, INC.

By:	/s/ Douglas J. Swirsky
Name: Douglas J. Swirsky
Title: Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary